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                        INDEPENDENT ACCOUNTANT'S CONSENT


The Board of Directors
Central Parking Corporation:


We consent to the incorporation by reference in the registration statement (No. 33-98118) on Form S-8 of Central Parking Corporation of our report dated May 21, 1998, with respect to the statements of net assets of Central Parking Corporation's Employee Stock Purchase Plan as of March 31, 1998, and 1997, and the related statements of changes in net assets for the years then ended, which report appears in the March 31, 1998 Form 11-K of Central Parking Corporation's Employee Stock Purchase Plan.


                                             (signed) KPMG Peat Marwick LLP


Nashville, Tennessee
June 25, 1998